UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2021

INTELLIA THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37766	36-4785571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Erie Street, Suite 130 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 285-6200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.0001)	NTLA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 29, 2021, Intellia Therapeutics, Inc. (the “Company” or “Intellia”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman Sachs & Co LLC, Jefferies LLC, SVB Leerink LLC, and Barclays Capital Inc. as representatives of the several underwriters listed on Schedule A thereto (the “Underwriters”), related to a public offering (the “Offering”) of 4,137,931 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”) at a price to the public of $145.00 per share. In addition, the Company granted the Underwriters an option exercisable for 30 days from the date of the Underwriting Agreement to purchase, at the public offering price less any underwriting discounts and commissions, up to an additional 620,689 shares, which option was exercised in full on June 30, 2021. The Company estimates that the net proceeds from the offering will be approximately $648.1 million, including the additional shares, after deducting the underwriting discount and its estimated offering expenses. The offering is expected to close on July 2, 2021, subject to customary closing conditions.

The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-251022), including the prospectus dated November 30, 2020, as supplemented by a prospectus supplement dated June 29, 2021. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any of the shares of Common Stock.

The foregoing description of certain terms of the Underwriting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and is incorporated by reference herein. A copy of the opinion of Goodwin Procter LLP, relating to the legality of the ordinary shares, is filed as Exhibit 5.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of June 29, 2021, by and among the Company and Goldman Sachs & Co LLC, Jefferies LLC, SVB Leerink LLC, and Barclays Capital Inc., as representatives of the several underwriters listed on Schedule A thereto

5.1	Opinion of Goodwin Procter LLP regarding the issue of common stock being registered

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

104	104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward Looking Statements

This Current Report on Form 8-K and certain of the materials furnished or filed herewith contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding Intellia’s anticipated public offering. The words “may,” “will,” “could,”

“would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements, such as the intended offering terms, are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements, including, without limitation, uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Intellia’s most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”), as well as discussions of potential risks, uncertainties, and other important factors in Intellia’s other filings with the SEC, including those contained or incorporated by reference in the preliminary prospectus supplement and accompanying prospectus related to the public offering filed with the SEC. Any forward-looking statements represent Intellia’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Intellia explicitly disclaims any obligation to update any forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2021	Intellia Therapeutics, Inc.

	By:	/s/ John M. Leonard
Name: John M. Leonard
	Title:	Chief Executive Officer and President

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